UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 30, 2009

Summit Financial Group, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 0-16587	55-0672148
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

300 North Main Street
Moorefield, West Virginia 26836
(Address of Principal Executive Offices)

(304) 530-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry Into Material Written Agreement

On March 30, 2009, Summit Financial Group, Inc. (“Summit”) issued subordinated debt in the amount of $5,000,000 to Allegheny Wood Products, Inc. (“Allegheny”), a corporation owned by John W. Crites and his spouse.  Mr. Crites, a director of Summit, owns 7.4% of Summit’s common stock.  Under the terms of the subordinated debt, Summit will pay the principal sum of $5,000,000 to Allegheny on March 31, 2019.  Summit will pay interest on the subordinated debt at a rate of 10% per annum.  The subordinated debt may be redeemed at Summit’s option on any Interest Payment Date on or after April 1, 2014.

A copy of the Subordinated Promissory Note dated March 30, 2009 is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

10.1           Subordinated Promissory Note dated March 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                     SUMMIT FINANCIAL GROUP, INC.

Date: _March 31, 2009
                                                         By:           ___/s/  Julie R. Cook_____
                                                                                     Julie R. Cook
                                                                                             Vice President &
                                                                                             Chief Accounting Officer